EXHIBIT 21
CROWN CASTLE INTERNATIONAL CORP. SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
CC Holdings GS V LLC	Delaware
CC Sunesys Fiber Networks LLC	Delaware
CC Towers Guarantor LLC	Delaware
CC Towers Holding LLC	Delaware
CCATT LLC	Delaware
CCATT Holdings LLC	Delaware
CCGS Holdings Corp.	Delaware
CCT2 Holdings LLC	Delaware
CCTM1 LLC	Delaware
CCTM Holdings LLC	Delaware
CCTMO LLC	Delaware
Crown Atlantic Company LLC	Delaware
Crown Castle Atlantic LLC	Delaware
Crown Castle CA Corp.	Delaware
Crown Castle GT Company LLC	Delaware
Crown Castle GT Corp.	Delaware
Crown Castle GT Holding Sub LLC	Delaware
Crown Castle International Corp. de Puerto Rico	Puerto Rico
Crown Castle Investment Corp.	Delaware
Crown Castle NG Central LLC	Delaware
Crown Castle NG East LLC	Delaware
Crown Castle NG Networks LLC	Delaware
Crown Castle NG West LLC	Delaware
Crown Castle Operating Company	Delaware
Crown Castle Operating LLC	Delaware
Crown Castle PT Inc.	Delaware
Crown Castle PR LLC	Puerto Rico
Crown Castle Solutions LLC	Delaware
Crown Castle South LLC	Delaware
Crown Castle Towers 06-2 LLC	Delaware
Crown Castle Towers LLC	Delaware
Crown Castle USA Inc.	Pennsylvania
Crown Communication LLC	Delaware
Global Signal Acquisitions LLC	Delaware
Global Signal Acquisitions II LLC	Delaware
Global Signal Acquisitions III LLC	Delaware
Global Signal Acquisitions IV LLC	Delaware
Global Signal GP LLC	Delaware
Global Signal Holdings III LLC	Delaware
Global Signal Operating Partnership, L.P.	Delaware
GoldenState Towers, LLC	Delaware
InfraSource FI, LLC	Delaware
MW Cell REIT 1 LLC	Delaware
OP LLC	Delaware
Pinnacle Towers Acquisition LLC	Delaware
Pinnacle Towers Acquisition Holdings LLC	Delaware
Pinnacle Towers LLC	Delaware
WCP Wireless Site RE Funding LLC	Delaware
WCP Wireless Site RE Holdco LLC	Delaware
Sunesys, LLC	Delaware